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                                                                   Exhibit 10.21

                                 NEW FOCUS, INC.

                              EMPLOYMENT AGREEMENT

     This Employment Agreement (the "Agreement") is made and entered into effective as of October 10, 2001 (the "Effective Date"), by and between R. Clark Harris (the "Employee") and New Focus, Inc., a Delaware corporation (the "Company").

     1.   Duties and Scope of Employment.
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          (a)  Position. The Company shall employ Employee in the position of
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President and Chief Executive Officer. Employee shall have overall responsibility for the day-to-day management of the Company and shall be expected to perform such duties and exercise such powers as are customarily associated with his positions, subject to direction from the Company's Board of Directors. Employee agrees to devote his full time and attention to the business and affairs of the Company and to use his best efforts to perform his responsibilities faithfully and efficiently. Additionally, Employee shall continue in his role as Chairman of the Company's Board of Directors (the "Board") to serve until his successor is duly elected and qualified.

          (b)  Obligations.  Employee shall not be prohibited from engaging in
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such activities and services as do not interfere or conflict with his responsibilities to the Company or from personally and on Employee's own account investing in stocks, bonds, securities, commodities, real estate, or other forms of investments which require no services from Employee. Employee will actively and industriously pursue Employee's profession in the Company's interest, and will carefully avoid any and all personal acts, habits and usages which might injure in any way, directly or indirectly, Employee's professional reputation or that of any other employee of the Company, or which might otherwise be detrimental to any interest of the Company.

     2.   At-Will Employment.  The Company and Employee acknowledge that
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Employee's employment with the Company is for an unspecified duration and constitutes "at-will" employment. As such, either the Company or Employee may terminate Employee's employment at any time, with or without notice and with or without cause. Neither Employee's job performance, promotions, commendations, bonuses, stock option grants or the like from the Company shall imply or create an obligation on the part of either the Company or Employee to continue employment. If Employee's employment terminates for any reason, Employee shall not be entitled to any payments, benefits, severance, damages, awards or compensation other than as provided by this Agreement.

     3.   Compensation and Benefits.
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          (a)  Salary. The Company shall pay Employee a salary of $30,000 per
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month (annualized at $360,000), payable in accordance with the Company's standard payroll practices and subject to customary deductions. Employee's salary may be adjusted by the Board or a Compensation Committee of the Board.

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          (b)  Employee Benefits. Employee shall be eligible to receive the
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standard benefits given to Company employees and any additional or other benefits offered specifically to executives, subject in each case to the generally applicable terms and conditions of the plan or program in question and to the determination of any committee administering such plan or program. The Company will include Employee under its policy for directors and officers insurance coverage, and will present Employee with an Indemnification Agreement.

          (c)  Expenses. The Company shall reimburse Employee for reasonable
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business-related expenses, including air travel costs from Connecticut to
California and reasonable housing expenses in California, after written request made by Employee to the Company in a timely manner. The Company agrees to use its best efforts to qualify such reimbursements as reimbursements for business expenses and not as compensation for tax purposes. To the extent that such reimbursements are taxable as income to Employee, the Company agrees to gross Employee's compensation up to cover such taxes.

     4.   Severance Benefits. Nothing in this Section 4 changes or diminishes in
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any way the at-will nature of Employee's employment.

          (a)  Termination by the Company Without Cause. In the event that,
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during the term of this Agreement, Employee's employment is terminated by the
Company without Cause, Employee shall be entitled to the following: 1) continuation of his then current salary until the next anniversary date of the Effective Date, less applicable withholding, payable in accordance with the normal payroll practices of the Company; and 2) the Option (as defined in
Section 6(a) below) shall become vested and immediately exercisable with respect to that portion of unvested shares which, in addition to any shares that shall have already vested, equal the number of shares in which Employee would have vested had he continued his employment until the next anniversary date of the Effective Date. Employee shall be required to sign a Separation Agreement and Release of Claims in a form satisfactory to the Company as a condition precedent to receiving the severance benefits from the Company.

          (b)  Termination by Employee or for Cause. In the event that
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Employee's employment is terminated during the term of this Agreement by
Employee, or by the Company for Cause, Employee shall be entitled only to any unpaid base salary due for periods prior to the termination date, accrued and unused vacation and, following submission of proper expense reports by Employee, the Company shall reimburse Employee for all expenses reasonably and necessarily incurred by Employee in connection with the business of the Company prior to the termination date. Employee shall not be entitled to any further compensation or benefits of any kind. The Company asks that Employee provide at least thirty
(30) days' prior written notice of his intent to resign.

          (c)  Cause. The term "Cause" is defined as Employee's: (i) willful act
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of personal dishonesty, gross misconduct, fraud or misrepresentation, taken by
Employee in connection with his responsibilities as an employee of the Company, that is seriously injurious to the Company; (ii) conviction of or plea of guilty or nolo contendre to a felony; or (iii) willful and continued failure to substantially perform his principal duties and/or obligations of employment (other than such failure resulting from incapacity due to bonafide physical or mental illness), which failure is not

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remedied within a period of forty-five (45) days after written notice from the
Company, specifically identifying the manner in which the Company believes that Employee has not substantially performed his duties and/or obligations. For the purposes of this Section 4(d), no act or failure to act shall be considered "willful" unless done or omitted to be done in bad faith and without reasonable belief that the act or omission was in or not opposed to the best interests of the Company.

     5.   Limitation on Payments. In the event that the severance and other
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benefits provided for in this Agreement or otherwise payable to Employee: (i)
constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"); and (ii) but for this Section, would be subject to the excise tax imposed by Section 4999 of the Code, then Employee's severance benefits under Section 4 and Section 6(b) shall be payable either:

          (a)  in full, or

          (b) as to such lesser amount which would result in no portion of such severance benefits being subject to excise tax under Section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the receipt by Employee on an after-tax basis, of the greatest amount of severance benefits under Section 4 and Section 6(b), notwithstanding that all or some portion of such severance benefits may be taxable under Section 4999 of the Code. Unless the Company and Employee otherwise agree in writing, any determination required under this Section 5 shall be made in writing by the Company's independent public accountants (the "Accountants"), whose determination shall be conclusive and binding upon Employee and the Company for all purposes. For purposes of making the calculations required by this Section 5, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and Employee shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 5.

     6.   Stock Options.
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          (a)  Option Grant. The Company shall grant to Employee an option to
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purchase 1,500,000 shares of the Company's Common Stock at a price per share equal to the fair market value per share of the Common Stock on the date of the grant, which shall be the closing price of the Company's Common Stock on the Nasdaq Stock Market on the date prior to the date of grant (the "Option"). Provided that Employee's status as a service provider has not terminated, 1/60th of the shares subject to the Option shall vest monthly so as to be one hundred percent (100%) vested five (5) years after the Effective Date. The Option shall be subject to the terms and conditions of the Stock Option Agreement Employee shall be required to execute as a condition to receiving the Option.

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          (b)  Acceleration Upon a Change of Control. In the event of a Change
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of Control of the Company, 100% of any unvested shares subject to the Option will accelerate and be deemed fully vested.

          (c)  Definition of Change of Control. For the purposes of Section
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6(b), a "Change of Control" shall mean the occurrence of any of the following events:

               (i) the acquisition by any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of the "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company's then outstanding voting securities; or

               (ii) a merger or consolidation of the Company with any other corporation, or the sale of all or substantially all the assets of the Company, a result of which merger, consolidation or sale, the voting securities of the Company outstanding immediately prior thereto do not continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity, including the parent corporation of such surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger, consolidation or sale; or

               (iii) the approval of a plan of complete liquidation or dissolution of the Company; or

               (iv) a change in the composition of the Board occurring within a 12-month period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either
(A) are members of the Board as of the date of this Agreement, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of directors whose election was neither in connection with any transactions described in subsections (i) or (ii), nor in connection with an actual or threatened proxy contest relating to the election of directors to the Board.

          (d)  Acceleration Upon Certain Actions. If, during the term of the
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Agreement and following the Company's acquisition of another corporation or entity, the Board takes any of the following "Actions," without Employee's written consent and without Cause, then 100% of any unvested shares subject to the Option shall accelerate and be deemed fully vested:

               (i) a reduction of fifteen percent (15%) or more of Employee's compensation (including base salary and any non-discretionary and objective standard incentive payments or bonus awards, but excluding facilities, fringe benefits and perquisites included in subsection (iii) below) in effect immediately prior to such reduction;

               (ii)  a reduction of Employee's duties and/or responsibilities;
or

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               (iii) a substantial reduction, without good business reasons, of the facilities, fringe benefits and perquisites available to Employee prior to such Action; and

               (iv) within thirty (30) days after any such Action, Employee provides written notice to the Board describing in reasonable detail the Action; and

               (v) the Board does not cure such Action within thirty (30) days after receipt of Employee's notice.

     7.   Confidentiality Agreement. As a condition of Employee's employment,
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Employee shall be required to sign and comply with the terms of an Employment,
Confidential Information, Invention Assignment and Arbitration Agreement, which requires, among other provisions, the assignment of patent rights to any invention made during Employee's employment at the Company, non-disclosure of the Company's confidential and proprietary information, the non-solicitation of the Company's employees for twelve (12) months following the termination of Employee's employment with the Company under any circumstances, and the resolution of any and all claims relating to or arising from Employee's employment relationship with the Company through binding arbitration.

     8.   Notices. Notices and all other communications contemplated by this
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Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of Employee, mailed notices shall be addressed to him at the home address which he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Chief Financial Officer.

     9.   Arbitration. In consideration of Employee's employment with the
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Company, the Company's like promise to arbitrate disputes with Employee, and
Employee's receipt of the compensation and other benefits the Company has agreed to pay Employee, at present and in the future, Employee agrees that any and all disputes, claims or controversies with anyone (including the Company and any employee, officer, director, shareholder or benefit plan of the Company in their capacity as such or otherwise) arising out of or relating to any interpretation, construction, performance or breach of this Agreement or any agreements between Employee and the Company relating to stock or stock options shall be settled by binding arbitration to be held in Santa Clara, California, under the arbitration rules set forth in California Code of Civil Procedure section 1280 through 1294.2, including section 1283.05 (the "Rules") and pursuant to California law. The arbitrator may grant injunctions and other relief in such disputes. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. The prevailing party in any arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. The prevailing party in any arbitration shall be awarded its reasonable attorneys' fees and costs. Employee understands that both he and the Company waive their right to have any dispute between them arising out of or relating to this Agreement or any agreements between Employee and the Company relating to stock or stock options resolved in a court of law by a judge or jury. This paragraph will not prevent the Company or Employee from seeking injunctive relief

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(or any other provisional remedy) from any court having jurisdiction over the parties and the subject matter of their dispute relating to Employee's obligations under this Agreement.

     10.  Miscellaneous Provisions.
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          (a)  Term. The term of this Agreement shall be for one (1) year from
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the Effective Date, renewable annually with the written consent of Employee and an authorized officer of the Company (other than Employee). Nothing in this
Section 10(a) changes Employee's at-will status set forth in Section 2.

          (b)  Waiver. No provision of this Agreement shall be modified, waived
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or discharged unless the modification, waiver or discharge is agreed to in writing and signed by Employee and by an authorized officer of the Company (other than Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

          (c)  Voluntary Nature of Agreement. Employee acknowledges and agrees
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that he is executing this Agreement voluntarily and without any duress or undue influence by the Company or anyone else.

          (d)  Entire Agreement.  No agreements, representations or
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understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof. Any waiver, modification or amendment of any provision of this Agreement will be effective only if in writing and signed by Employee and an authorized officer of the Company (other than Employee).

          (e)  Choice of Law. The validity, interpretation, construction and
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performance of this Agreement shall be governed by the laws of the State of
California.

          (f)  Severability. In the event that any provision or any portion of
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any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

          (g)  No Representations. Employee represents that he has had the
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opportunity to consult with an attorney of his choice, and has carefully read and understands the scope and effect of the provisions of this Agreement. Employee further represents that he has not relied upon any representations or statements made by the Company or anyone else regarding his employment with the Company which are not specifically set forth in this Agreement.

          (h)  Counterparts; Facsimile. This Agreement may be executed in
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counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument. Facsimile copies of this Agreement shall be deemed to be originals.

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     IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

COMPANY:                                 NEW FOCUS, INC.




                                         /s/ William L. Potts, Jr.
                                         --------------------------------
                                         By: William L. Potts, Jr.
                                         Title: Chief Financial Officer




EMPLOYEE:                                /s/ R. Clark Harris
                                         --------------------------------
                                         R. Clark Harris

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